Exhibit 99.1

K12 Inc. Reports First Quarter Fiscal 2018 with Revenue of $228.8 Million

Enrollments for Managed Public Schools increase 2.4%

HERNDON, Va.--(BUSINESS WIRE)--October 26, 2017--K12 Inc. (NYSE: LRN), a technology-based education company and leading provider of online curriculum and online school programs for students in pre-K through high school, today announced its results for the first fiscal quarter ended September 30, 2017.

Financial Highlights for the Three Months Ended September 30, 2017 (First Quarter Fiscal Year 2018)

  Revenues of $228.8 million, compared to revenues of $229.1 million in the first quarter of FY 2017.
  Loss from operations of $17.8 million, compared to loss from operations of $22.7 million in the first quarter of FY 2017.
  Net loss attributable to common stockholders of $8.1 million, compared to net loss attributable to common stockholders of $13.8 million in the first quarter of FY 2017.
  Diluted net loss attributable to common stockholders per share of $0.21, compared to diluted net loss attributable to common stockholders of $0.36 in the first quarter of FY 2017.

To supplement our financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), we are also presenting adjusted operating income (loss) and adjusted EBITDA. Management believes that these additional metrics provide useful information to our investors as an indicator of performance because they exclude non-cash stock-based compensation expenses. Non-GAAP Financial Highlights for the Three Months Ended September 30, 2017 (First Quarter Fiscal Year 2018) are as follows.

  Adjusted loss from operations of $14.7 million, compared to adjusted loss from operations of $18.0 million in the first quarter of FY 2017.
  Adjusted EBITDA of $6.0 million, compared to an adjusted EBITDA loss of $0.3 million in the first quarter of FY 2017.

Comments from Management

“The growth in our managed public school business underscores the demand we see for online and blended school options across the country” said Stuart Udell, Chief Executive Officer. “In fiscal 2018 we will make further investment in our digital curriculum to ensure we have an engaging and enriching environment for all of the students, teachers, school boards and districts we serve.”

Liquidity

As of September 30, 2017, the Company had cash and cash equivalents of $147.3 million, a decrease of $83.6 million compared to the $230.9 million reported at June 30, 2017. This decrease is largely the result of normal seasonal expenditures incurred at start of the school year.

Capital Expenditures

Capital expenditures for the three months ended September 30, 2017 were $15.5 million, an increase of $1.5 million from the prior year’s first three months, and was comprised of:

  $5.1 million for property and equipment,
  $7.9 million for capitalized software development, and
  $2.5 million for capitalized curriculum.

Revenue and Enrollment Data

Revenue

The Company’s revenues are generally in three categories -- Managed Public School Programs (where K12 provides substantially all management, technology and academic support services in addition to curriculum, learning systems and instructional services), Institutional (Non-managed Public School Programs – curriculum, technology and other educational services where K12 does not provide primary administrative oversight, and Institutional Software and Services – educational software and services provided to school districts, public schools and other educational institutions), and Private Pay Schools and Other (private schools for which it charges student tuition and makes direct consumer sales) – The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended		Change
	September 30,		2017 / 2016
($ in thousands)	2017	2016	$	%

Managed Public School Programs	$188,506	$184,540	$3,966	2.1%
Institutional
Non-managed Public School Programs	17,159	18,295	(1,136)	-6.2%
Institutional Software & Services	13,458	15,963	(2,505)	-15.7%
Total Institutional	30,617	34,258	(3,641)	-10.6%
Private Pay Schools and Other	9,662	10,340	(678)	-6.6%

Total	$228,785	$229,138	$(353)	-0.2%

Enrollment Data

The following table sets forth average enrollment data for the periods indicated. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended September 30,		Change 2017/ 2016
	2017	2016	Change	%
(in thousands)

Managed Public School Programs (1,2)	111.1	108.5	2.6	2.4%
Non-managed Public School Programs (1)	24.0	27.8	(3.8)	-13.7%

(1)	If a school changes from a Managed Public School Program to a Non-managed Public School Program, the corresponding enrollment classification would change in the period in which the contract arrangement changed.
(2)	Managed Public School Programs may include enrollments for which K12 receives no public funding or revenue.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students in Public School Programs for the periods indicated.

	Three Months Ended		Change
	September 30,		2017 / 2016
($ in thousands)	2017	2016	$	%
Managed Public School Programs	$1,697	$1,701	$(4)	-0.2%
Non-managed Public School Programs	715	658	57	8.7%

Outlook

The Company is forecasting the following for the full year, fiscal 2018:

  Revenue in the range of $890 million to $910 million.
  Capital expenditures of $43 million to $47 million. Note: Capital expenditures include the purchase of property and equipment, and capitalized software and curriculum development costs as defined on our Statement of Cash Flows.
  Tax rate of 38% to 40%. Note: This outlook excludes the impact of the adoption of a new accounting standard related to stock-based compensation programs.
  Adjusted income from operations in the range of $46 million to $50 million.

The Company is forecasting the following for the second quarter, fiscal 2018:

  Revenue in the range of $217 million to $223 million.
  Capital expenditures of $8 million to $10 million. Note: Capital expenditures include the purchase of property and equipment, and capitalized software and curriculum development costs as defined on our Statement of Cash Flows.
  Adjusted income from operations in the range of $17 million to $20 million.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve sufficient levels of new enrollments to sustain or to grow our business model; failure of the schools we serve to comply with regulations resulting in a loss of funding, an obligation to repay funds previously received or contractual remedies; declines or variations in academic performance outcomes as curriculum and testing standards evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and in any school in which we operate; legal and regulatory challenges from opponents of virtual public education, public charter schools or for-profit education companies; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts with schools due to a loss of authorizing charter; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; entry of new competitors with superior competitive technologies and lower prices; disruptions to our Internet-based learning and delivery systems resulting from cyber-attacks; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of September 30, 2017, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Conference Call

The Company will discuss its first quarter fiscal year 2018 financial results during a conference call scheduled for Thursday, October 26, 2017 at 5:00 p.m. eastern time (ET).

The conference call will be webcast and available at http://public.viavid.com/index.php?id=126720. Please access the web site at least 15 minutes prior to the start of the call.

To participate in the live call, investors and analysts should dial (877) 407-4019 (domestic) or (201) 689-8337 (international) at 4:45 p.m. (ET). No passcode is required.

A replay of the call will be available starting on October 26, 2017 at 8:00 p.m. ET through November 26, 2017 at 8:00 p.m. ET, at (877) 660-6853 (domestic) or (201) 612-7415 (international) using conference ID 13671710. A webcast replay of the call will be available at http://public.viavid.com/index.php?id=126720 for 30 days.

Financial Statements

The financial statements set forth below are not the complete set of K12 Inc.’s financial statements for the three months ended September 30, 2017, and are presented below without footnotes. Readers are encouraged to obtain and carefully review K12 Inc.’s Form 10-Q for the quarter ended September 30, 2017, including all financial statements contained therein and the footnotes thereto, filed with the SEC. The Form 10-Q may be retrieved from the SEC's website at www.sec.gov or from K12 Inc.’s website at www.k12.com.

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,
	2017	2017
	(In thousands except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$147,342	$230,864
Accounts receivable, net of allowance of $13,992 and $14,791 at September 30, 2017 and June 30, 2017, respectively	282,785	192,205
Inventories, net	18,588	30,503
Prepaid expenses	33,826	8,006
Other current assets	15,678	12,004
Total current assets	498,219	473,582
Property and equipment, net	32,468	26,297
Capitalized software, net	60,839	62,695
Capitalized curriculum development costs, net	57,056	59,213
Intangible assets, net	19,509	20,226
Goodwill	87,214	87,214
Deposits and other assets	7,134	6,057
Total assets	$762,439	$735,284
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of capital lease obligations	$14,121	$11,880
Accounts payable	34,010	30,052
Accrued liabilities	11,509	21,622
Accrued compensation and benefits	14,281	29,367
Deferred revenue	65,769	24,830
Total current liabilities	139,690	117,751
Capital lease obligations, net of current portion	15,167	10,025
Deferred rent, net of current portion	3,939	4,157
Deferred tax liability	23,772	16,726
Other long-term liabilities	12,299	11,579
Total liabilities	194,867	160,238
Commitments and contingencies	—	—
Redeemable noncontrolling interest	700	700
Stockholders’ equity
Common stock, par value $0.0001; 100,000,000 shares authorized; 44,837,066 and 44,325,772 shares issued and 41,334,468 and 40,823,174 shares outstanding at September 30, 2017 and June 30, 2017, respectively	4	4
Additional paid-in capital	691,294	690,488
Accumulated other comprehensive loss	(325)	(170)
Accumulated deficit	(49,101)	(40,976)
Treasury stock of 3,502,598 shares at cost at September 30, 2017 and June 30, 2017	(75,000)	(75,000)
Total stockholders’ equity	566,872	574,346
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$762,439	$735,284

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
	2017	2016
	(In thousands except share and per share data)
Revenues	$228,785	$229,138
Cost and expenses
Instructional costs and services	147,367	144,099
Selling, administrative, and other operating expenses	96,282	104,646
Product development expenses	2,898	3,062
Total costs and expenses	246,547	251,807
Loss from operations	(17,762)	(22,669)
Interest income, net	235	342
Loss before income taxes and noncontrolling interest	(17,527)	(22,327)
Income tax benefit	9,368	8,690
Net loss	(8,159)	(13,637)
Add net loss (income) attributable to noncontrolling interest	103	(196)
Net loss attributable to common stockholders	$(8,056)	$(13,833)
Net loss attributable to common stockholders per share:
Basic and diluted	$(0.21)	$(0.36)
Weighted average shares used in computing per share amounts:
Basic and diluted	39,108,172	37,938,705

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,
	2017	2016
	(In thousands)
Cash flows from operating activities
Net loss	$(8,159)	$(13,637)
Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization expense	20,636	17,680
Stock-based compensation expense	3,079	4,694
Excess tax benefit from stock-based compensation	—	(103)
Deferred income taxes	7,765	8,291
Provision for doubtful accounts	120	239
Provision for excess and obsolete inventory	308	235
Provision for student computer shrinkage and obsolescence	23	224
Expensed computer peripherals	2,092	1,925
Changes in assets and liabilities:
Accounts receivable	(90,704)	(94,871)
Inventories	11,607	14,067
Prepaid expenses	(25,820)	(21,901)
Other current assets	(3,674)	(3,077)
Deposits and other assets	(1,220)	2,447
Accounts payable	8,168	5,277
Accrued liabilities	(10,795)	(12,860)
Accrued compensation and benefits	(15,086)	(14,646)
Deferred revenue	40,939	45,790
Deferred rent and other liabilities	499	296
Net cash used in operating activities	(60,222)	(59,930)
Cash flows from investing activities
Purchase of property and equipment	(5,143)	(960)
Capitalized software development costs	(7,934)	(7,222)
Capitalized curriculum development costs	(2,445)	(5,846)
Net cash used in investing activities	(15,522)	(14,028)
Cash flows from financing activities
Repayments on capital lease obligations	(3,743)	(3,977)
Proceeds from exercise of stock options	58	437
Excess tax benefit from stock-based compensation	—	103
Repurchase of restricted stock for income tax withholding	(4,093)	(1,498)
Net cash used in financing activities	(7,778)	(4,935)
Effect of foreign exchange rate changes on cash and cash equivalents	—	(8)
Net change in cash and cash equivalents	(83,522)	(78,901)
Cash and cash equivalents, beginning of period	230,864	213,989
Cash and cash equivalents, end of period	$147,342	$135,088

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), we have presented adjusted operating income (loss) and adjusted EBITDA. These measures are not measurements recognized under GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for stock-based compensation.
  Adjusted EBITDA is defined as net income (loss) attributable to common stockholders as adjusted for interest income (expense), net; impairment of investment in Web International Education Group, Ltd.; income tax benefit (expense); noncontrolling interest; stock-based compensation; and depreciation and amortization. Interest income (expense) primarily consists primarily of interest expense for capital leases and interest income on customer receivables.
  Adjusted EBITDA and adjusted operating income (loss) exclude stock-based compensation, which consists of expenses for stock options, restricted stock, restricted stock units, and performance stock units.

This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding our results of operations because it is an indicator of performance with the removal of stock-based compensation which assists both investors and management in analyzing and benchmarking the performance and value of our business.

We believe adjusted EBITDA is useful to an investor in evaluating our operating performance because it is both widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of our capital structure and the method by which assets were acquired.

Our management uses adjusted EBITDA and adjusted operating income (loss):

  as an additional measurement of operating performance because it assists us in comparing our performance on a consistent basis;
  in presentations to the members of our Board of Directors to enable our Board to have the same measurement basis of operating performance as is used by management to compare our current operating results with corresponding prior periods and with the results of other companies in our industry; and
  as consistent with lending covenants on our line of credit.

Other companies may define these non-GAAP measures differently and, as a result, our use of these non-GAAP measures may not be directly comparable to adjusted EBITDA, and adjusted operating income (loss) used by other companies. Although we use these non-GAAP measures as financial measures to assess the performance of our business, the use of non-GAAP measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP measure.

Adjusted EBITDA and adjusted operating income (loss) should be considered in addition to, and not as a substitute for, income or loss from operations, net income or loss, and earnings or loss per share prepared in accordance with GAAP as a measure of performance. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

	Three Months Ended September 30,
	2017	2016
	(In thousands)
Net loss attributable to common stockholders	$(8,056)	$(13,833)
Interest income, net	(235)	(342)
Income tax benefit	(9,368)	(8,690)
Noncontrolling interest	(103)	196
Stock-based compensation expense	3,079	4,694
Adjusted loss from operations	$(14,683)	$(17,975)
Depreciation and amortization	20,636	17,680
Adjusted EBITDA	$5,953	$(295)

About K12 Inc.

K12 Inc. (NYSE: LRN) is driving innovation and advancing the quality of education by delivering state-of-the-art, digital learning platforms and technology to students and school districts across the globe. K12’s award winning curriculum serves over 2,000 schools and school districts and has delivered millions of courses over the past decade. K12 is a company of educators providing online and blended education solutions to charter schools, public school districts, private schools, and directly to families. The K12 program is offered through more than 70 partner public schools, and through school districts and public and private schools serving students in all 50 states and more than 100 countries. More information can be found at K12.com.

CONTACT:
K12 Inc.
Investor and Press Contact:
Mike Kraft, 571-353-7778
VP Finance
mkraft@k12.com